EXHIBIT 99.341

An Overview - Energy Practice Presentation to BC Hydro Dariush Shirmohammadi & Ebrahim Vaahedi Vancouver, April 26, 1999

Perot Systems Corporation achieves technology-enabled business transformation worldwide.

What We Do We help our clients determine which technological tools they need to succeed. Then, we put those tools to work We create value for our clients by helping them create value for theirs. Perot Systems is a leader in information technology. We help our clients find and create the kind of information that will transform their businesses.

Perot Systems Growth By Associates 117 484 1120 1605 2041 2122 2232 2897 4378 5337 0 1000 2000 3000 4000 5000 88 89 90 91 92 93 94 95 96 YTD 9/97 6000

Perot Systems Locations Canada United States Asia Germany France U.K. Switzerland Holland

Financial Services Global customers in the evolving landscape of financial services Virtual banking, clearing and settlement back office services, and payment clearinghouse Maximizing opportunities for clients, allowing them to provide added value to their clients Healthcare Healthcare organizations turning changes and challenges into competitive advantage Integrated services Reduce costs of medical delivery Improve communications with providers, partners, and patients Travel and Transportation Focus on hospitality and vehicle rental segments Reservation system development Asset management and logistics Ability to expand into related market segments by using tactical and business support systems Other Industries Clients looking for partners to help transform the way they conduct business in: Communications Manufacturing Construction What We Do: Industry Groups Energy Regulated utilities and new market entrants Integrating products and services for new and evolving market entities Business protocols development & implementation Energy trading and auction Energy scheduling and congestion management Settlements and clearing Meter data management End customer energy management services

What We Do: Integrated Service Offerings Core Disciplines We blend our Core Disciplines to provide a custom mix of services for each of our clients.

What We Do: Creating Value Pricing Mechanism Risk Sharing base fee plus/ potential investment enterprise Business Metric major business impact Integrated approach, but unbundled pricing, allows alignment process efficiency quality and time base fee plus base fee bonus/ penalties functional or department technology service level Traditional Services Business Projects Alliances Increased Revenue Reduced Costs Focus Traditional

Why We Do It Technology is Changing the Way Organizations Conduct Business Consolidation and Deregulation Information, Money, and Products Move in New Ways Rapid Product and Service Innovation Transition to Open Markets Widespread Availability of Technology

Our Value to You Integrated Service Offerings Customer Focus Global Presence Focus on our Clients' Customers Strong, Cohesive Corporate Culture Multi-disciplinary Teams

Our People Mark Us Apart Recruitment and Retention of Highly Skilled Associates Associate Training Encouraged and Expected Excellence is Promptly Rewarded Many Associates Have Over 20 Years Experience in Our Business More than 90% of Associates Hold Equity in the Company Our Culture is Created by Every Associate

Our Values WE SERVE OUR CUSTOMERS . . . with innovative, responsive solutions to their needs. WE VALUE OUR PEOPLE . . . by attracting, developing, and recognizing outstanding people, and by caring for them and their families. WE OPERATE WITH INTEGRITY . . . by treating our customers, people, and suppliers in a fair and honest manner - as we want to be treated ourselves. WE REWARD OUR STOCKHOLDERS . . . by producing strong financial performance from which everyone benefits. WE CONTRIBUTE TO OUR COMMUNITY . . . by using our talents and resources to improve the conditions in the diverse communities in which we work.

What Do We Do in Our Energy Practice? Energy Regulated utilities, non-regulated and new market entrants Integrating products and services for new and evolving market entities New business protocols development and implementation Energy trading and auction Energy scheduling and congestion management Settlements and clearing Meter data management End customer energy management services

What Do We Do in Our Energy Practice? Major Clients East Midland Electric: Outsourcing of most IT services California ISO: Integration and deployment of Trading, Scheduling, Settlements, Billing and Administrative Systems Southern California Edison: Development and deployment of meter data management system, data warehousing, substation data management, QF contract administration, etc. California PX: Development, integration and deployment of business protocols and applications for trading, scheduling and settlements systems NERC: Development and deployment of the Transmission Management System (TMS) Architecture and Interchange Distribution Calculator (IDC) TU: Development and deployment of end user energy management protocols and systems - Power Star (Starwood Hotel LOI) LADWP, NSP, .....

Our Experience with California Energy Market Restructuring Played a key role in developing business protocols for the entire market and many market participants including both the California ISO and California PX California's Congestion management protocol was developed by Paul Gribik of Perot System Energy auction A/S auction Real-time market protocols

Our Experience with California Energy Market Restructuring California ISO Implementation Design, project management, testing and integration and documentation services market operation systems - Scheduling Infrastructure (SI) and Scheduling Applications (SA) financial settlement and billing systems administrative systems Training the ISO and its market participants on market operations, settlements and billing and administrative systems

Our Experience with California Energy Market Restructuring California PX Implementation and Operation Development of detailed business protocols for energy trading, scheduling and settlements Development, deployment and support of energy trading, scheduling and settlements applications Zonal Price Calculator Overgeneration Management Application Bookout market application ISO Data Bridge Real-time data handling Settlements application - development in progress Block Forward Market - development in progress Operations support for energy trading Regulatory support and new business development

Potential Working Relationship with BC Hydro Develop IT products for trading, scheduling, settlements for the ISO or "regulated part" Project management, testing and system integration for deployment of applications developed by BC Hydro/PowerTech, Perot Systems, and other third party IT products Partnership agreement including investment in development of joint IT products for marketing to third parties Other more traditional IT services